UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2021

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 2, 2021 (the “Notice Date”), Nicolet Bankshares, Inc. (the “Company”) notified Wipfli LLP (“Wipfli”) that it was being dismissed as the Company’s independent registered public accounting firm effective immediately. The dismissal of Wipfli was made in conjunction with hiring H. Phillip Moore, Jr. as the Company’s Chief Financial Officer. As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2021, Mr. Moore most recently served as the Southeast US Market Leader for Wipfli. Based on Mr. Moore’s expected responsibilities for financial reporting oversight with the Company, Wipfli will not be independent with respect to the Company on a going forward basis.

The audit reports of Wipfli on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period from January 1, 2021 through the Notice Date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Wipfli on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Wipfli, would have caused Wipfli to make reference to the subject matter of the disagreement in connection with Wipfli’s reports on the Company’s consolidated financial statements for 2020 and 2019, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided Wipfli with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission. The Company requested that Wipfli furnish it with a letter addressed to the SEC stating whether Wipfli agrees with the statements made by the Company regarding Wipfli in this Report. A copy of Wipfli’s letter dated June 3, 2021 to the SEC is filed as Exhibit 16.1 to this Report.

(b) Engagement of Independent Registered Public Accounting Firm

On the Notice Date, the Company notified BKD, LLP (“BKD”) that it had been selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The selection of BKD was approved by the Audit & Compliance Committee of the Company’s Board of Directors.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period from January 1, 2021 through the Notice Date, neither the Company nor anyone acting on its behalf consulted with BKD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K and the related instructions, respectively).

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter, dated June 3, 2021 from Wipfli to the Securities and Exchange Commission, regarding change in certifying accountant of the Company.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 3, 2021	NICOLET BANKSHARES, INC.

		By:	/s/ Ann K. Lawson
Ann K. Lawson
Chief Financial Officer